Exhibit 10.2

EARDLEY VENTURES
CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the “Agreement”) dated this 28th day of February 2007 (hereinafter referred to as the “Effective Date”), by and between Eardley Ventures. (hereinafter referred to as the “Company”), a Nevada corporation with a mailing address at 250 H Street #123 Blaine WA 98230, and Mr. Edward Low, through his company AE Financial, (hereinafter referred to as the “Consultant”), with his residence address located at 2730 E 54th Ave, Vancouver, British Columbia, Canada, V5S 1X8

WHEREAS:

1. The Consultant has extensive expertise in accounting and as a bookkeeper.

2. The Company desires to retain the Consultant and the Consultant desires to be retained by the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Responsibilities. The Company hereby retains the Consultant to act as the bookkeeper of the Company and the Consultant hereby accepts and agrees to such retention. The Consultant, in his capacity as the bookkeeper of the Company, shall keep the books of account of the Company and prepare unaudited financial statements, as necessary, for the Company. In addition, the Consultant shall have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by the Company, and shall have and perform such unrelated duties and services as may be assigned to him from time to time by the Board of Directors or the Chief Financial Officer of the Company. The Consultant agrees to abide by the Company policies and procedures established from time to time by the Company. The exact nature of the duties of the Consultant shall be more fully outlined and defined in a formal job description between the Company and the Consultant, copies of which, as amended from time to time, shall be attached hereto as APPENDIX A, and incorporated herein by this reference. The Consultant shall accept from the Company, as full compensation for his services, including, without limitation, any services rendered by him as an officer or director of the Company or of any parent, subsidiary or affiliate of the Company, incentive compensation in the form of shares of the Company’s common stock, $0.001 par value per share (hereinafter referred to as the “Common Stock”), as provided in Section 4 below.

2. Best Efforts of Consultant. The Consultant agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents perform to the reasonable satisfaction of the Company all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered at such place or places and during such hours as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require.

3. Term. The term of this Agreement shall be a period of three years, commencing March 1, 2007, and terminating March 1, 2010 unless the Consultant’s services are extended or this Agreement is superseded by a replacement agreement or terminated earlier pursuant to a Termination of Service.

4. Compensation of Consultant. The Consultant’s basic remuneration is US$1,500.00 per month. The Executive shall have the option, at the Company’s discretion of converting all or part of his remuneration into shares of the Company’s stock at a share price to be agreed upon by both parties. Should the Consultant and the Company not find a mutually agreed upon share price, the remuneration shall be paid in cash. After one year from the effective date of this agreement, a review will be made of the basic fee and may be subject to an increase at the discretion of the Company.

5. Expenses. The Consultant shall be authorized to incur reasonable expenses in the performance of his responsibilities pursuant to this Agreement, including expenses for business entertainment, business travel and similar items and other expenses as approved by the Company in advance, or subject to a limit of $200.00 or other restrictions established from time to time by the Company. The Company shall reimburse the Consultant for all such authorized expenses within a reasonable time after presentation by the Consultant from time to time of an itemized account of such expenditures.

6. Termination.

In the event that the Executive’s employment is terminated by the Company for reasons other than Cause, or in the event that Executive resigns his employment for Good Reason, or in the event that the Executive terminates this Agreement one hundred and twenty (120) days following a Change of Control, the Executive will be provided a severance package which shall consist of a continuation for a period which is the greater of the unexpired period of this or any extension of this Agreement or six (6) months following the date of Termination of: (A) Remuneration under Section 7, and (B) Executive benefits as provided under Section 9. The Executive and the Company agree and stipulate that the foregoing severance benefit is intended to fully compensate the Executive for the consequences suffered by him in the event of a termination of his employment hereunder by the Company for reasons other than Cause or by the Executive with Good Reason, which consequences are uncertain and difficult to prospectively determine. Such severance is not a penalty, and shall not be subject to reduction in the event that the Executive obtains other employment during any period over which such severance is payable within the initial six months of this period, if applicable.

In the event that the Company terminates the Executive’s employment for Cause or the Executive resigns without Good Reason, the Executive will not be entitled to a severance package. No payments or benefits hereunder (other than payment of earned but unpaid base salary) shall be owing or payable by the Company.

In the event the Executive is terminated for Cause or because of Disability, the Executive will promptly resign from any officer and/or director positions the Executive may hold at the Company or any of its subsidiaries.

In the event of the Executive’s death or Disability while performing his duties for the Company, the Company may terminate this Agreement and its obligation hereunder shall be to continue to pay the Executive Fees (to his personal representative) for a period of one (1) year following the date of death or termination and the Executive’s right to all of the Executive’s options, if any shall vest immediately and all of the Executive’s options, if any, shall become immediately exercisable.

In the event of the Executive’s death or Disability while not performing his duties for the Company, the Company may terminate the Executive’s employment and its sole obligation hereunder shall be to continue to pay the Executive salary (to his personal representative) for a period of six (6) months following the date of death or termination.

The above is subject to the Company’s right to terminate the Executive’s services at any time without notice:

(a) for any proven act of serious misconduct or of serious incompetence; or

2

(b) for repeated or other material breach by the Executive of his obligations to the Company; or

(c) if the Executive is guilty of any conduct which seriously prejudices or is likely seriously to prejudice the Company; or

(d) if the Executive is convicted of any criminal offence.

The Executive is required to give the Company not less than 30 days notice in writing to terminate his service.

On termination of the Executive’s service the Executive must immediately return to the Company, in accordance with any instructions, which may be given to the Executive, all items of property belonging to the Company in his possession or under his control. The Executive must, if so required by the Company, confirm in writing that the Executive has complied with his obligations under this provision.

7. Extent of Service; Self-Dealing. The Consultant shall devote his full, normal working time, attention and energy to the business of the Company and, as assigned by the Board of Directors of the Company, to the business of corporations affiliated with the Company, and shall not during the term of this Agreement be engaged in any other business activity that conflicts with the Consultant’s obligations under this Agreement. The foregoing shall not be construed as preventing the Consultant from making investments in businesses or enterprises provided such investments do not require any services on the part of the Consultant in the management, operation or affairs of such businesses or enterprises.

The Consultant shall cooperate with, assist and furnish information upon request to the Board of Directors of the Company or of the directors or affiliates of the Company and the auditors and legal counsel for the Company or its affiliates. The provisions of this Section 7 shall survive termination of this Agreement with respect to matters arising during the period of retention of the Consultant by the Company.

8. Disclosures of Information. The Consultant recognizes and acknowledges that he has and will have access to certain confidential information of the Company and its affiliates, including, but not limited to, technologies, specifications, intellectual property, software, lists of clients or customers, know-how and other proprietary information, that are valuable, special and unique assets and property of the Company and such affiliates. The Consultant will not, during or after the term of his retention, disclose, without the prior written consent or authorization of the Company, or authorize or permit anyone under his direction or control to disclose any of such information to any firm, person, corporation, association, enterprise or other entity, except to authorized representatives of the Company or its affiliates, for any reason or purpose whatsoever. In this regard, the Consultant agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or other procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed. In the event a third party seeks to compel disclosure of confidential information by the Consultant by judicial or administrative process, the Consultant shall promptly notify the Company of such occurrence and furnish to the Company a copy of the demand, summons, subpoena or other process served upon the Consultant to compel such disclosure, and will permit the Company to assume, at the Company’s expense but with the Consultant’s cooperation, defense of the disclosure demand. In the event the Company does not contest such a third-party disclosure demand under judicial or administrative process or a final judicial order is issued compelling disclosure of confidential information by the Consultant, the Consultant shall be entitled to disclose such confidential information in compliance with the terms of such administrative or judicial process or order.

3

Upon termination of the Consultant’s retention by the Company, the Consultant shall neither take nor retain any equipment, proprietary papers, customer lists, manuals, files or other documents or copies thereof belonging to the Company or any of its affiliates.

The provisions of this Section 8 shall survive the termination of this Agreement. In the event of a breach or threatened breach by the Consultant of the provisions of this Section 8, the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Consultant.

9. Other Benefits. The Consultant shall be entitled to all other benefits contained in any approved Company benefit plan(s) offered to all consultants, subject to the provisions of such plan(s). Nothing in this Section shall be construed to require the Company to maintain any particular benefit plan(s).

10. Indemnification.

a. The Company agrees that if the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a “Proceeding”), by reason of the fact that he is or was a director, officer or consultant of the Company or is or was serving at the request of the Company as a director, officer, member, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to executive benefit plans, whether or not the basis of such Proceeding is the Consultant’s alleged action in an official capacity while serving as a director, officer, member, consultant or agent, the Consultant shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s Articles of Incorporation or Bylaws or resolutions of the Company’s Board of Directors or, if greater, by the laws of the State of Wyoming, against all cost, expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, and such indemnification shall continue as to the Consultant even if he has ceased to be a director, member, consultant or agent of the Company or other entity, with respect to acts or omissions that occurred prior to the cessation of his retention with the Company, and shall inure to the benefit of the Consultant’s heirs, executors and administrators. The Company shall advance to the Consultant all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

b. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Consultant that indemnification of the Consultant is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Consultant has not met such applicable standard of conduct, shall create a presumption that the Consultant has not met the applicable standard of conduct.

11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via email, courier or agreed fax to his last known address or contact number, in the case of the Consultant, or to its principal executive offices, in the case of the Company.

4

12. Waiver of Breach. Any waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

13. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

14. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of Wyoming and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

15. Severability. All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties, provided that nothing herein shall be deemed to restrict or limit the common law duties of the Consultant to the Company.

17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of his or its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

18. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

THE COMPANY:

EARDLEY VENTURES

/s/ Geoff Armstrong
Geoffrey Armstrong, President and Director

THE CONSULTANT:

/s/ Ed Low
Edward Low

5

APPENDIX A
Edward Low

DESCRIPTION OF DUTIES and JOB TITLE

During the term of this Agreement the Consultant agrees to devote his best efforts to perform all duties as shall be determined by and at the reasonable discretion of the Company’s Board of Directors, and is charged with the responsibilities, duties and functions necessary to assist the Company to meet all of its obligations.

The Consultant job title is Bookkeeper. The Consultant will report to the Board and his main duties will be:

(a)	The Consultant will assist the Company with the preparation and proper maintenance of the Company’s account books.

(b)	The Consultant will prepare and assist with the preparation and presentation of the Company’s required unaudited quarterly financial statements in a timely manner, and assist with the preparation of the Company’s annual financial statement(s);

(c)	The Consultant will assist the Company with maintaining the security of all internal corporate records pursuant to the preparation and proper maintenance of all account books;

(d)	The Consultant will assist the Company with the preparation of all necessary communications and responses to communications with the Company’s auditors and assist the Company with the preparation of all necessary communications and responses with regulatory agencies where such communications and responses are within the scope of services contemplated by this Agreement;

(e)	The Consultant will also perform additional duties and responsibilities to the Company at the reasonable instruction of the President of the Company or his designee, provided that such additional duties and responsibilities are within the scope of services contemplated by this Agreement.

The Consultant will not engage in any activity that will interfere or conflict with the Consultant’s duties and responsibilities to the Company or that interfere or conflict with the business and objectives of the Company.

The Consultant will not make any misrepresentation of the Company or its business, operations or financial condition to any party in the performance of the services required by this Agreement.

THE CONSULTANT:

/s/ Ed Low
Edward Low

6